UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Act of 1934

Date of Report (Date of earliest event reported): October 17, 2005

Omega Protein Corporation

(Exact name of registrant as specified in its charter)

Nevada	001-14003	76-0562134
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1717 St. James Place, Suite 550 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

(713) 623-0060

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement

On October 17, 2005, the Company closed on a $14 million loan with the U.S. Department of Commerce Fisheries Finance Program (“FFP”). This loan was entered into pursuant to the Company’s financing application previously approved by the FFP in September 2004. The loan is secured by liens on four of the Company’s fishing vessels and a mortgage on the Company’s Reedville, Virginia facility. Borrowings will be used to reimburse the Company for prior expenditures for fishing vessel refurbishments and improvements to the Company’s shore-side marine assets. The loan has a term of 15 years, is amortized on a quarterly basis, and bears interest rate at the U.S. Treasury rate for agency borrowing.

Copies of the loan documents for the transaction are attached as Exhibits 10.1 through 10.7 to this Form 8-K.

Item 9.01	Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements of business acquired.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Exhibits.

10.1	Deed of Trust dated October 17, 2005 for the benefit of the United States of America.

10.2	Promissory Note to the United States of America dated October 17, 2005

10.3	Security Agreement dated October 17, 2005 in favor of the United States of America.

10.4	Title XI Financial Agreement dated October 17, 2005 with the United States of America.

10.5	Guaranty Agreement dated October 17, 2005 in favor of the United States of America.

10.6	Certification and Indemnification Agreement Regarding Environmental Matters dated October 17, 2005 in favor of the United States of America.

10.7	Preferred Ship Mortgages dated October 17, 2005 in favor of the United States of America.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OMEGA PROTEIN CORPORATION

Dated: October 19, 2005	/s/ JOHN D. HELD
John D. Held Executive Vice President, General Counsel and Secretary